Exhibit 4.38
    JOINDER NO. 3 dated as of November 30, 2020 (the “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of March 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wilmington Trust, National Association, as Collateral Trustee under the Collateral Trust Agreement (as successor to Bank of America, N.A., which was successor to Citibank, N.A.) (in such capacity and together with its successors, the “Collateral Trustee”), Wilmington Trust, National Association, as Initial Other Authorized Representative, The Bank of New York Mellon, London Branch, as an Authorized Representative, JPMorgan Chase Bank, N.A., as an Authorized Representative, the additional Authorized Representatives from time to time a party thereto and the other parties from time to time a party thereto.
A.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.Reference is made to that certain Indenture, dated as of November 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Tenneco Inc. (the “Company”), the other Subsidiaries of the Company party thereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), as paying agent, and as registrar.
C.As a condition to the ability of the Borrower to incur Other First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Other First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.14 of the Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative, as Trustee under the Indenture (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the First Lien Security Documents.
Accordingly, the New Representative, the Collateral Trustee, the Initial Other Authorized Representative and the Authorized Representatives agree as follows:
SECTION 1. In accordance with Section 5.14 of the Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt in respect of the Indenture becomes subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Other First Lien Secured Parties in respect of the Indenture. Each reference to an “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Trustee, each Authorized Representative and the other First Lien Secured Parties, individually, that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as trustee under the Indenture, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability
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may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (c) the Other First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Other First Lien Secured Parties.

SECTION 3.    Acknowledgment. Each of the parties hereto hereby acknowledges and agrees that JPMorgan Chase Bank, N.A., in its capacity as Authorized Representative and administrative agent with respect to that certain Credit Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time), among Tenneco Inc., Tenneco Automotive Operating Company Inc., the other subsidiary borrowers from time to time parties thereto, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, is and shall be the sole Major Non-Controlling Authorized Representative under, and as defined in, the Intercreditor Agreement.

SECTION 4.     This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Joinder Agreement and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Authorized Representative, shall constitute effective execution and delivery of this Joinder Agreement for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Authorized Representative, shall be deemed to be their original signatures for all purposes of this Joinder Agreement as to the parties hereto and may be used in lieu of the original.

This Joinder Agreement shall become effective when the Collateral Trustee shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative.

SECTION 5. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 6. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPALS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to them at their respective addresses set forth below their signatures hereto.

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SECTION 9. Wilmington Trust, National Association is entering into this Joinder Agreement solely in its capacity as (1) Collateral Trustee under the Collateral Trust Agreement, (2) Initial Other Authorized Representative and (3) Trustee under the Indenture, and not in its individual or corporate capacity. In acting hereunder and under the Intercreditor Agreement, the New Representative shall have all of the rights, privileges, immunities and indemnities of the Trustee set forth in the Indenture, whether or not expressly set forth herein or in the Intercreditor Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Additional Senior Class Debt Representative (in its capacity as Trustee for the holders of the Notes under the Indenture as defined in this Joinder Agreement)

By: ___/s/ Jane Y. Schweiger
Name: _Jane Y. Schweiger__
Title:___Vice President_____

Address for notices:
Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402

Attention of: Tenneco Notes Administrator
Telecopy:

Signature Page to Joinder No. 3 Pari Passu Intercreditor Agreement

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Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By: ___/s/ Jane Y. Schweiger
Name: _Jane Y. Schweiger__
Title:___Vice President_____

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other Authorized Representative

By: ___/s/ Jane Y. Schweiger
Name: _Jane Y. Schweiger__
Title:___Vice President_____

Signature Page to Joinder No. 3 Pari Passu Intercreditor Agreement

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Acknowledged by:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Authorized Representative

By: ____/s/ Marilyn Chau__
Name: __Marilyn Chau____
Title: ___Vice President Authorised Signatory

Signature Page to Joinder No. 3 Pari Passu Intercreditor Agreement

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JPMORGAN CHASE BANK, N.A., as Authorized Representative

By: ___/s/ Gene R. Riego de Dios
Name: _Gene R. Riego de Dios__
Title: __Executive Director______

Signature Page to Joinder No. 3 Pari Passu Intercreditor Agreement

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TENNECO INC., solely for purposes of Section 3

By: ___/s/ Paul D. Novas__
Name: _Paul D. Novas____
Title: _Vice President Finance and Treasurer_

Signature Page to Joinder No. 3 Pari Passu Intercreditor Agreement

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